Exhibit 99.1
Investors & Reporters May Contact:
Karen Reid
VP – Corporate FP&A and Treasurer
(770) 418-8211
ir@asburyauto.com

Asbury Automotive Group Completes
the Transformative Acquisition of
Larry H. Miller Dealerships and
Total Care Auto, Powered by Landcar

Acquisition Represents:

•Eighth largest franchised dealership group in the US1
◦Over 60 stores in the attractive Western US representing 18 franchise brands with best-in-class operators
•Provider of service contracts and other vehicle protection products
•Well-respected group with the leading brands in high-growth markets
•Includes 54 new vehicle dealerships, seven used vehicle dealerships, 11 collision centers, a used vehicle wholesale business and the F&I product provider
Strategically Important to Asbury:

•Expected to generate significant value for shareholders
◦ LTM Revenue through September 30, 2021 of $5.7 billion and LTM Adjusted EBITDA (a non-GAAP measure) through September 30, 2021 of $473 million, including day-one cost savings
•Expands Asbury’s footprint coast to coast and increases potential of Asbury’s Clicklane omni-channel platform
•Diversifies Asbury with addition of vertically integrated profitable F&I product provider, offering opportunity for future expansion into other Asbury dealerships

1 Per Automotive News 2020 Top 150 Dealership Groups by New Vehicle Retail Sales dated April 5, 2021.

DULUTH, Ga., Dec. 17, 2021 -- Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., completed the previously announced acquisition (the LHM Acquisition), which includes Larry H. Miller Dealerships (LHM Dealerships) and Total Care Auto, Powered by Landcar (TCA ) from the Larry H. Miller Group of Companies (LHM Group), adding 54 new vehicle dealerships, seven used vehicle dealerships, 11 collision centers, a used vehicle wholesale business and an F&I product provider. The LHM Acquisition will add approximately $5.7 billion in annualized revenues.
“We are excited to complete the transformative acquisition of Larry H. Miller Dealerships. With its strong culture and stewardship mentality, coupled with the ability to rapidly expand Asbury’s presence into these desirable, high-growth Western markets, it is a rare opportunity,” said David Hult, Asbury's President and Chief Executive Officer. “Larry H. Miller Dealerships is a well-run operation with a rich history, and we are honored to be the stewards of Larry and Gail’s vision. We have enjoyed getting to know the Larry H. Miller team members during this acquisition process and look forward to working together to continue the journey.”
“Our family expresses deep gratitude to the employees of Larry H. Miller Dealerships for their ongoing commitment to our organization over the past 42 years,” said Gail Miller, Owner, LHM Group. “Our employees have continually exemplified our values of hard work, stewardship, integrity and service. Their dedication to our customers and our communities has allowed us to become the second largest privately held automotive group in the nation. We treasure them, our loyal customers, many partners and deep friendships built during four decades in the automobile business. David Hult and his team have been exceptional to work with and we appreciate their approach and care during this transaction. Our family looks forward to continuing our mission of enriching lives through reinvestments in new business opportunities and continued philanthropy.”
“We couldn’t be more pleased with the approach and stewardship Asbury Automotive Group has taken during this process,” said Steve Starks, Chief Executive Officer, LHM Group. “We know they are people-focused, which includes their associates and customers. Our employees now have an opportunity to continue building an exciting future with a leading automotive group that will have coast-to-coast operations. We want to thank Dean Fitzpatrick and the LHM Dealerships leadership team for their incredible work and tenacity throughout this transaction, as well as their constant efforts over the decades to grow the automotive business. Moving forward, the LHM Group expects to further diversify and grow our portfolio of operating businesses and investments.”
This acquisition diversifies Asbury's geographic mix, with entry into six Western states: Arizona, Utah, New Mexico, Idaho, California and Washington, and adds to its growing Colorado footprint. LHM Dealerships portfolio mix of largely domestic brands has historically delivered strong and stable margins in these markets.
LHM Dealerships sold approximately 120,000 new and used vehicles in the 12 months ended September 30, 2021.
In addition to the dealerships, Asbury acquired TCA, a leading provider of service contracts and other vehicle protection products, providing enhanced profitability and cash flow. “TCA is comprehensively integrated with Larry H. Miller Dealerships and presents a compelling opportunity for Asbury to generate significant additional operating income by activating this captive top-quality F&I products provider across our entire, now national, store footprint. Like the dealerships, this service contract company is extremely well run.” Hult said. “Our now national footprint with our digital retailing capabilities in Clicklane and the full reach of TCA create a truly expansive platform of dealerships.”
“We are excited to complete this transaction and to join Asbury,” said Dean Fitzpatrick, President, LHM Dealerships. “Our team is proud to share in the heritage and foundation created by Larry and Gail, and the entire Miller family. We are grateful for the opportunities they provided to our employees and their families. It is with much admiration and appreciation to the Millers and the LHM Group that we now take our first step forward as part of Asbury, a well-respected and employee-focused national leader. We know our LHM Dealerships customers will continue to experience exceptional service.”
Acquisitions Year to Date
With the LHM Acquisition, in total, Asbury has acquired $6.6 billion in annualized revenue in 2021, achieving its five-year target of $5 billion in acquired revenue during the first year of the strategic plan. Asbury maintains a strong balance sheet and expects to provide an update on its strategic plan in April 2022, along with first quarter earnings.
Advisors
For Asbury: BofA Securities served as financial advisor; BofA Securities, JPMorgan Chase Bank, N.A., Wells Fargo, US Bank National Association, Santander Bank, N.A. and Comerica Bank provided the committed financing for the transaction; and Jones Day and Hill Ward Henderson acted as legal counsel. For the LHM Group, J.P. Morgan Securities, LLC served as exclusive financial advisor while Katten Muchin Rosenman LLP and Snell & Wilmer acted as legal counsel.
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a five-year plan to increase revenue and profitability strategically through organic and acquisitive growth as well as their innovative Clicklane digital vehicle purchasing platform, with its guest-centric approach as Asbury’s constant North Star. Asbury currently operates 155 dealerships, consisting of 205 franchises, representing 31 domestic and foreign brands of vehicles. Asbury also operates seven stand-alone used vehicle stores, 35 collision repair centers, an auto auction, a used vehicle wholesale business and an F&I product provider. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation, and prepaid maintenance.
For additional information, visit www.asburyauto.com.

About Larry H. Miller Group of Companies
Headquartered in Sandy, Utah, the Larry H. Miller Group of Companies is a family owned, diversified portfolio of businesses and investments spanning multiple industries and asset classes. What began with the purchase of a single automotive dealership in 1979, has grown to one of the largest privately held companies in the United States. Today, the LHM Group’s main areas of focus include health care, real estate, entertainment, sports, finance, investments and partnerships and philanthropy.
For additional information, visit www.lhm.com or email communications@lhm.com.
Forward-Looking Statements
To the extent that statements in this press release are not recitations of historical fact, such statements constitute "forward-looking statements" as such term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this press release may include statements relating to goals, plans, expectations, projections regarding the expected benefits of the transaction, management’s plans, projections and objectives for the transaction, future operations, scale and performance, integration plans and expected synergies therefrom, and our financial position, results of operations, market position, capital allocation strategy, initiatives, business strategy and expectations of our management.
The following are some but not all of the factors that could cause actual results or events to differ materially from those anticipated, including: failure to realize the benefits expected from the transaction; failure to promptly and effectively integrate the acquisition; our inability to complete future acquisitions or divestitures and the risks resulting thereto; our inability to complete the title process in a timely manner with respect to the real estate related to LHM Dealerships; our ability to execute our business strategy; the impact of the COVID-19 pandemic, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents and the shortage of semiconductor chips, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its five-year strategic plan, IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. These risks, uncertainties and other factors are disclosed in Asbury's Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q and other periodic and current reports filed with the Securities and Exchange Commission from time to time.
These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Reconciliation
The following provides a numerical reconciliation of EBITDA and Adjusted EBITDA of the LHM businesses to the net income of the LHM businesses, which is the most directly comparable financial measure prepared in accordance with GAAP:

Last Twelve Months Ended September 30, 2021
(in millions)
Net income	$ 344.0
Income tax expense	2.4
Income before income taxes	346.4
Depreciation and amortization	24.3
Non-floor plan interest expense, net	16.0
EBITDA(1)	386.7
Franchise rights impairment	7.4
Adjusted EBITDA(1)	394.1
Pro forma adjustments(2)	14.3
Adjusted EBITDA with pro forma adjustments	408.4
Anticipated cost savings	65.0
Adjusted EBITDA with cost savings and pro forma adjustments	$ 473.4

(1) We define EBITDA for the LHM business as net income plus income tax expense, depreciation and amortization, swap and non-floor plan interest expense. We define Adjusted EBITDA for the LHM business as EBITDA as adjusted for any (gain) loss on non-recurring or non-core items from time to time such as franchise rights impairment, real estate related charges, legal settlements, fixed assets write-offs, dealership and real estate divestitures, potential fees associated with acquisitions and stock-based compensation expenses, among others. We believe the use of EBITDA and Adjusted EBITDA along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value. EBITDA and Adjusted EBITDA are also useful tools in evaluating our core operating results given the significant variation that can result in any period from non-recurring or non-core items.

EBITDA and Adjusted EBITDA are not measurements of our financial performance recognized under GAAP. EBITDA and Adjusted EBITDA are used in addition to and in conjunction with results presented in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for, net income or any other performance measure calculated or derived in accordance with GAAP. Furthermore, this measure is not necessarily comparable to similarly titled measures employed by other companies. EBITDA and Adjusted EBITDA has limitations as an analytical tool as it should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP.

(2) Pro forma adjustments consist of $13.7 million related to LIFO adjustments and $1.6 million in floor plan interest expenses offset by $1.0 million related to the amortization of definite-lived intangible assets.